UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CERIDIAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On August 27, 2007, representatives of Ceridian Corporation held a meeting with Institutional Shareholder Services, at which they delivered the following written presentation materials to the attendees at the meeting.

Ceridian Corporation August 2007

Disclaimer FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation (“Ceridian”), Thomas H. Lee Partners, L.P. (“THL Partners”) and Fidelity National Financial, Inc. (“FNF”) contained in this presentation that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation of Ceridian, the prior restatements of Ceridian’s financial statements, the pending stockholder litigation involving Ceridian, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian’s Annual Report on Form 10-K for the year ended December 31, 2006, and quarterly reports on Form 10-Q, for the quarterly periods ended March 31, 2007 and June 30, 2007, which factors are also incorporated herein by reference. Important factors known to FNF that could cause such material differences are identified and discussed from time to time in FNF’s filings with the Securities and Exchange Commission, including the possibility that the transaction will not be completed or will not provide the benefits anticipated, due to competition, unexpected liabilities or other factors, the possibility that FNF and THL Partners will not be able to find co-investors to participate in the transaction, which could result in the acquisition debt being consolidated into FNF’s balance sheet and adversely affect the financial strength ratings of FNF’s insurance subsidiaries, and those factors which are discussed in FNF’s Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the SEC, which factors are also incorporated herein by reference. None of Ceridian, THL Partners or FNF undertakes any obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian or FNF makes on related subjects in future reports to the SEC. ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with its 2007 annual meeting of stockholders, Ceridian has filed a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.  Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor for the 2007 annual meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com.  Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Ceridian at the SEC’s website at http://www.sec.gov.  Free copies of Ceridian’s SEC filings are also available on Ceridian’s website at http://www.ceridian.com.  These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations. PARTICIPANTS IN THE SOLICITATION Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian’s stockholders with respect to the matters to be considered at Ceridian’s 2007 annual meeting. Information regarding the officers and directors of Ceridian and potential participants in the solicitation is included in Ceridian’s definitive proxy statement filed with the SEC on July 31, 2007, its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian’s website at http://www.ceridian.com.

Today’s Presentation Board and Management Are Executing on Successful Turnaround Plan Board and Management Produced Superior Transaction for Stockholders Committed to Closing the Transaction Board Has Acted in Stockholders’ Best Interests Pershing Square Does Not Deserve Control of Ceridian – No Plan, No Operating Experience May Jeopardize $36 per share Transaction Ceridian Corporation

Stockholders to vote on two major proposals: 1. Consider and approve $36 per share cash transaction with affiliates of THL Partners and Fidelity National Financial, Inc. (NYSE: FNF) (the “Transaction”) 2. Consider and approve the re-election of the Company’s Board of Directors to oversee Ceridian’s ongoing turnaround between now and closing of the Transaction Ceridian Stockholder Vote Annual Meeting September 12, 2007 Annual Meeting The Board of Directors Recommends that Stockholders Vote FOR the Transaction and FOR Re-Election of the Board

At the Board’s direction, the new management team developed a turnaround plan In early 2007, the Board endorsed management’s detailed Five Point Plan to improve operations 1. Streamline and Improve IT Infrastructure 2. Improve Sales Productivity 3. Streamline and Improve Service and Implementation 4. Streamline and Improve the Organization 5. Deliver on Other General & Administration Cost Initiatives Ceridian is already seeing improvements based on the plan Workforce reduction effectively completed – expected to reduce annual expenses by $42 million Begun closing 4 real estate sites Completed contract renegotiations – already realized annual savings of $2 million Expect to meet management’s profit targets for 2007 Successfully Executing on Turnaround Plan Executing on Plan

With strong Board direction, management team already realizing improving operations, particularly in HRS Year to date HRS margins have improved by 260 bps Actions Leading to Results Oct. 6, 2006 – Kathy Marinello joins Ceridian Source: Public filings. Ceridian vs. ADP HRS Margins (5%) 0% 5% 10% 15% 20% 25% 30% 35% Q1 2003 - Q2 2007 Margin % ADP CEN Executing on Plan Cost Savings of $150 Million Expected Over Next 3 to 5 Years Margins to Improve to Over 20% in Five Years

Executing on Plan

Strong New Executive Team

- Significant changes in top management and in the organization


President & CEO
Kathy Marinello
Senior Vice President, Ceridian Benefits Services
John Shade
President, Ceridian Canada
Jim Burns
Senior Vice President, Ceridian HRO
Keith Strodtman
Senior Vice President, Stored Value Solutions
Robert Skiba
Senior Vice President, Comdata Transportations
Brett Rodewald
Senior Vice President, Ceridian LifeWorks
Zachary Meyer
Managing Director, Ceridian UK
Doug Sawers
Executive Vice President, Chief Financial Officer
Gregory Macfarlane
Executive Vice President, Chief Technology Officer
Perry Cliburn
Executive Vice President, Human Resources
Kairus Tarapore
Executive Vice President, Quality & Service
Michael Shea
Executive Vice President, General Counsel
Gary Nelson
Senior Vice President, Marketing
Brian Wright
= Joined Ceridian in the past year

CERIDIAN
7

1. Streamline and Improve Information Technology Infrastructure Currently spending over $150 million Effort underway to sunset old platforms Focus on “significant few” development projects resulting in a 5% decrease in spending and 100% delivery of projects on-time and functioning New CTO re-aligned the team and driving the effort Management’s Five Point Plan Goal – 200 to 300 bps ($20 to $30 Million) of Margin Improvement Executing on Plan

2. Improve Sales Productivity Sales force expanded and revamped Accountability – weekly pulse call and sales force effectiveness metrics New account executive program, new leadership Small business deal flow and bank channel development Aggressive cross-sell initiatives CEO personally driving the effort with new leadership Management’s Five Point Plan Goal – Double Digit Sales Order Growth Executing on Plan

3. Streamline and Improve Service and Implementation Currently employ 400 people, spending $40 million per year on implementations – process improvements and offshoring expected to reduce expenses and increase revenue Implementation services profitability has improved 20% year over year Improve service – Net Promoter Scores (NPS) from our customers drive action Baseline put in place, call out to all customers surveyed identifying key issues New EVP Quality and Service Operations driving effort Management’s Five Point Plan Goals – Double Annual Installations with Existing Resources – Improve Net Promoter Scores Dramatically – Improved Customer Retention – each 1% = $7 million Executing on Plan

4. Streamline and Improve the Organization Employ a talented, motivated workforce De-layer and flatten the organization Eliminate multiple “corporate” organizations Implement a “pay for performance” culture Re-deploy savings into customer facing employees New EVP of Human Resources leading the effort Management’s Five Point Plan Goals – Significant Cost Savings and Efficiency – First Phase Work Force Reduction Effectively Completed July 2007 – 10% of US Business Impacted >$40 million in Annualized Savings Executing on Plan

5. Delivering on Finance Initiatives Offshoring – $2 million savings underway Facilities consolidations – 4 sites reduced generating $1 million in savings Vendor contracts “Bullet trains” – 7 projects underway – $3 million savings Overhauling Tax Planning, Capital Allocation, Investment Strategy New CFO leading efforts Management’s Five Point Plan Goals – Significant Cost Reductions – More Efficient Allocation of Capital Executing on Plan

The Board’s Strategic Review Process As part of its continuing focus on maximizing stockholder value, on February 13, 2007, the Board announced the initiation of a comprehensive strategic review process With the assistance of its financial and legal advisors, the Board explored a wide range of potential strategic alternatives, including: Spin-off, split-off or other divestiture of Comdata, Leveraged recapitalization, both with and without equity sponsorship, Sale of the Company as a whole, and Continuing as a standalone company Entire Board actively participated throughout the strategic review process Independent directors were intimately involved and led the process to successful conclusion Consistently updated by Chairman White Matthews and the Company’s advisors Directed the course of the review process at each step Achieved Superior $36 Transaction

The Board’s Strategic Review Process (Continued) As part of the strategic review process, the Board undertook a comprehensive and competitive public sale process to maximize value for stockholders Through its financial advisor, Greenhill & Co., LLC, Ceridian had contacts with potential buyers with the financial wherewithal to complete a transaction with the Company Nine confidentiality agreements signed; four bidding groups invited to conduct due diligence following initial indications of interest Multi-stage bidding process ensured maximum value Continued to evaluate all other strategic options during the sale process Ultimately, the Board determined that the $36 per share Transaction represented the best and most certain value for stockholders relative to continuing as a standalone company or other strategic alternatives Achieved Superior $36 Transaction

$36 per share cash offer represents a transaction value of approximately $5.3 billion Strong premium to recent unaffected trading levels ~17% premium to the last trading day before Ceridian publicly announced its exploration of strategic alternatives (1) ~55% premium to a measure of the Company’s unaffected share price (2) Multiples are significantly above historical Ceridian trading levels and in-line with recent comparable transactions LTM EV / EBITDA and 2007E P/E multiples of 13.6x and 27.7x, respectively (3) Multiples are similar to those paid in announced ADS and FDC transactions, and at a premium to those offered for ACS Buyers have committed financing in place Pershing Square and Lazard Frères & Co. unable to deliver superior value Note: (1) Closing share price on February 12, 2007 (2) The average closing price of Ceridian common stock price during the period beginning on September 5, 2006 and ending on October 5, 2006, the date of Pershing Square Capital Management, L.P.’s first purchase of Ceridian shares (3) LTM EBITDA adjusted for certain extraordinary and non-recurring items; 2007 P/E based on company guidance of $1.30 per share Attractive Valuation Achieved Superior $36 Transaction The Board Believes that Management’s Five Point Plan Was Key to Achieving $36 Per Share Cash Transaction

The $36 per share cash Transaction negotiated by the Board represents a valuation in-line with recent, similar deals Premium Valuation Achieved Transaction Value / LTM EBITDA Price Paid / LTM Earnings Notes: As of May 30, 2007 transaction date. Unaffected share price defined as the 30-day average trading level before the date of Pershing Square’s first purchase (10/6/2006). Pro forma for division divestiture based on CIBC research dated May 1, 2007. Source: FactSet, CapitalIQ, Bloomberg Achieved Superior $36 Transaction 16.8x 15.2x 13.6x 9.1x 8.7x 0.0x 4.0x 8.0x 12.0x 16.0x 20.0x Blackstone / ADS KKR / FDC TH Lee / FNF Offer Ceridian (unaffected) Cerberus / ACS 35.2x 30.9x 27.3x 23.3x 18.1x 0.0x 10.0x 20.0x 30.0x 40.0x Blackstone / ADS KKR / FDC TH Lee / FNF Offer Cerberus / ACS Ceridian (unaffected)

Stockholder vote on September 12, 2007 Buyers have committed financing in place Actively working to achieve necessary state regulatory approvals and achieve Q4 2007 close Roadmap to Completion Committed to Completing Transaction The Board and Management are Committed to Completing the Transaction as Quickly as Possible

Board Has Always Been Diligently Focused on Stockholder Value Ongoing evaluation of strategic options to create stockholder value, up to and including $36 per share sale Transaction Multiple, significant share repurchases $223 million in 2005 $316 million in 2006 Targeted acquisitions at attractive valuations for Ceridian stockholders Canada HRS, Benefits business, Stored Value Systems Periodically reviewed strategic alternatives, including: Comdata spin-off Sale of the Company explored in 2004 and 2006 Successful strategic review process leading to $36 per share Transaction in 2007 Committed to Stockholder Value

Following former CEO’s retirement announcement in April 2006, the Board: Separated Chairman / CEO roles Appointed Chairman White Matthews to oversee transitional period day-to-day, keeping management focused, financial performance on-track Launched an extensive CEO search for the best candidate available to lead Ceridian’s turnaround CEO search resulted in the hire of well-regarded former GE executive Kathryn Marinello in October 2006 Extensive experience in both HRS and Comdata-related business lines President and CEO of GE Fleet Services, a multi-dimensional transportation / payment processing business unit, from October 2002 until October 2006 President and CEO of GE Insurance Solutions, a business unit focused on human resource management and benefits administration, from August 1999 to October 2002 Additional experience at Citibank and First Data Corporation Recruited New CEO in October 2006 Committed to Stockholder Value

Seven Board members standing for annual re-election Ronald LeMay – January 1997 George Lewis – November 1994 Kathryn Marinello – October 2006 (President & CEO) L. White Matthews – July 2005 (Chairman since April 2006) Richard Szafranski – October 2006 William Trubeck – July 2006 Alan White – May 2003 6 of 7 current Board members independent under NYSE regulations No classified board Separate Chairman and CEO Governance and stock ownership guidelines adopted and in place Consistently High Governance Standards Committed to Stockholder Value

The Board’s nominees are independent, experienced and active New CEO / management team chosen by the Board driving improving results Committed to maximizing shareholder value – delivered $36 per share Transaction 6 of 7 current Board members independent under NYSE regulations Majority newly elected since 2005 Pershing Square agrees with the Board that the Transaction represents the best alternative for the Company and its stockholders Compelling value at $36 per share, the direct result of the Board’s initiation and management of the strategic review process Compares favorably to historical Ceridian trading levels, recent comparable transactions and other available strategic alternatives Stockholders Should Re-Elect the Ceridian Board Committed to Stockholder Value The Current Board Members Delivered the Value Associated with the Transaction and are the Right Choice to See it Through to Completion

Pershing Square wants to replace the entire Ceridian Board, but offers: No plan No management No operational experience Pershing Square Offers Nothing Pershing Square Offers Nothing Ceridian’s Board and Management Have a Plan and Are Delivering On It

Despite Pershing Square’s support of the $36 per share Transaction achieved by the Board, we believe Pershing Square’s election contest only serves to jeopardize its completion THL Partners and FNF have confidence in the current Board and management Replacing current Board with the Pershing Square nominees only introduces risk and change into the senior leadership of the Company at this critical time A vote against the existing Board is not without potential cost to all stockholders in favor of the Transaction Pershing Square Proxy Contest Jeopardizes $36 Per Share Transaction Pershing Square Has Been Highly Critical of the Board and Management But Offers Stockholders Nothing to Ensure the Transaction is Completed Pershing Square Offers Nothing

Pershing Square has not demonstrated an ability to build long-term business value in previous investments (e.g., First Union, Gotham, McDonalds, Wendy’s) Pershing Square will likely be distracted by other activist activities, including its underwater investment in Target Corporation Pershing Square Does Not Have the Experience or Track Record Necessary to Operate the Company Pershing Square Offers Nothing

Recruited new management team Successfully executing on Five Point Plan to improve operations and financial performance Continued focus on maximizing shareholder value Delivered $36 per share Transaction Committed to completing Transaction The Choice is Clear Ceridian’s Current Board Pershing Square Nominees Election contest serves no purpose Contentious and disruptive No operating plan No management No operating experience May put $36 per share Transaction at significant risk Could undermine value creation The Ceridian Has Delivered Value for All Ceridian Stockholders and is the Right Board to Close the $36 Per Share Transaction The Choice Is Clear